ORIGINAL
NAME                       ISSUE DATE                PRIN              DOC #
----------------------------------------------------------------------------
HITEL                      6/1/98                    $75,000            9807
MARSALA*                   6/1/98                    $25,000            9808
MARSALA                    6/1/98                    $25,000            9809
PIPITONE                   6/1/98                    $25,000            9810
A.CRAWFORD                 6/1/98                    $25,000            9811
R.CRAWFORD                 7/1/98                    $40,000            9817


* Filed herewith

                       NEW YORK REGIONAL RAIL CORPORATION
                                 4302 FIRST AVE.
                               BROOKLYN, NY 11232
                        (718) 788-3690 FAX (718) 788-4462



                              PROMISSORY NOTE 9808
                                  June 1, 1998


FOR THE VALUE RECEIVED, the undersigned promises to pay to the order of John Marsala, the sum of twenty-five thousand ($25,000.00) United States of America Dollars.

The Note amount shall be paid to Note Holder in a single payment of twenty-five thousand USA Dollars ($25,000.00), plus all accrued interest due, on or before December 31, 1998. Interest will be Ten percent (10%) per annum.

In addition, the maker provides to the Note holder, listed above, the IRREVOCABLE right to convert this Note into Common Shares of NEW YORK REGIONAL RAIL CORPORATION ("NYRR"), as said Common Shares are available under the provisions of the non-public offering exemption as provided in the U.S. Securities Act of 1933 (and Regulation D there under) for as long as this Note remains open. The conversion rights granted will be calculated at the choice of Note Holder based on:

         (i)      on the value of the Note divided by twenty cents ($.20) or
         (ii) on the value of the Note divided by the ninety percent (90%) of the average closing price of the common shares for the previous ten trading days prior to the date the conversion is exercised by the Note holder.

The conversion rights represented by this Note are exercisable at the option of the Note Holder in whole at any time within the specified period.

Upon exercise of Note 9808 conversion into Common shares the maker grants Note Holder an OPTION to acquire a block of .25 shares of non-restricted Common Stock for twenty-five cents ($0.25) a share. Said OPTION will be exercisable until June 30, 1999.

Maker warrants that Common shares provided to Note Holder on conversion of Note or any other Common shares issued to Holder as result of provisions of this Note will be issued without restrictions. If Common Stock is not available under Regulation D, Rule 504, the Maker warrants that the Common stock discussed herein will be registered without restrictions.

To receive a certificate for the Common shares when the conversion or Option is exercised, the Note will be presented to the Corporation, with the accompanying form of subscription duly executed. A subscription form is provided as an attachment to this Note

In the event of default, the undersigned agrees to pay all reasonable attorney fees and costs of collection.


New York Regional Rail Corporation

By:_________________________
President